EXHIBIT 99.3

FOSTER WHEELER LTD.

2004 STOCK OPTION PLAN

[AMENDED AND RESTATED] NOTICE OF STOCK OPTION GRANT

[RECIPIENT]

Pursuant to the attached Option Agreement, you have been granted an option to purchase Series B Convertible Preferred Shares of Foster Wheeler Ltd., a Bermuda company (the “Company”) as follows:

Board Approval Date:	September 29, 2004

Date of Grant:	October 6, 2004

Exercise Price Per Share:	$609.57 per share*

Total Number of Series B Convertible Preferred Shares Subject to this Option:	[NUMBER] (based upon the share capital of the Company as of October 6, 2004)

Total Exercise Price:	$[PRICE]

Type of Option:	Nonstatutory Stock Option

Expiration Date:	October 5, 2007

Vesting Commencement Date:	October 6, 2004

Vesting/Exercise Schedule:

So long as you remain in Continuous Service Status, except as otherwise set forth in Section 5 of the Option Agreement, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: one-third of the total number of Shares subject to the Option shall vest and become exercisable on [DATE], and two-thirds of the total number of Shares subject to the Option shall vest and become exercisable on [DATE].

Termination Period:	Following termination of your Continuous Service Status, the Option may be exercised, but only as to Shares that

*

The amount set forth above reflects the per Series B convertible preferred share exercise price applicable to the Option. This amount is subject to adjustment upon certain changes to the share capital of the Company, as set forth in Sections 4 and 6(d)(i) of the Plan.

were vested or vest on the date of such termination, through the Expiration Date set forth above.  The Option may terminate as of an earlier date in connection with certain events as set forth in the Plan and in Section 5 of the Option Agreement.

You are responsible for keeping track of the periods during which the Option may be exercised, including those periods that apply following termination for any reason of your Continuous Service Status with the Company.  The Company will not provide further notice of such periods.

Transferability:	Unless otherwise provided in the Option Agreement or the Plan, this Option may not be transferred.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Foster Wheeler Ltd. 2004 Stock Option Plan and the [Amended and Restated] Stock Option Agreement, both of which are attached and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option vest only as you provide services to the Company or its Subsidiaries over time, that the grant of the Option is not as consideration for services you rendered to the Company or its Subsidiaries prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your service relationship with the Company or its Subsidiaries for any period of time, nor does it interfere in any way with your right or the Company’s (or its Subsidiary’s) right to terminate that relationship at any time, for any reason, with or without cause.

FOSTER WHEELER LTD.

[RECIPIENT]	Raymond J. Milchovich Chairman, President & CEO

FOSTER WHEELER LTD.

2004 STOCK OPTION PLAN

[AMENDED AND RESTATED]
STOCK OPTION AGREEMENT

1.             Grant of Option.  Foster Wheeler Ltd., a Bermuda company (the “Company”), hereby grants to [RECIPIENT] (“Optionee”), an option (the “Option”) to purchase the total number of Series B Convertible Preferred Shares (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Foster Wheeler Ltd. 2004 Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference.  Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan; provided, however, that the term “Shares” as defined above shall be interpreted to refer to the specific number of shares set forth in the Notice but shall otherwise have the meaning set forth in Section 2(ee) of the Plan. This Stock Option Agreement shall be deemed executed by the Company and Optionee upon execution by such parties of the Notice.

[INSERT FOR AMENDED AND RESTATED AGREEMENT ONLY

This Amended and Restated Restricted Stock Option Agreement supersedes the Stock Option Agreement originally entered into between you and the Company with respect to the Award in its entirety, and the Option shall hereafter be governed exclusively by this Amended and Restated Stock Option Agreement, which shall be the “Option Agreement” for all purposes hereof.  This Amended and Restated Stock Option Agreement is entered into as of the original Date of Grant set forth above, and for all purposes the Option shall continue to be treated as granted on such date.]

2.             Designation of Option.  This Option is intended to be a Nonstatutory Stock Option.

3.             Exercise of Option.  This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 6 of the Plan as follows:

(a)           Right to Exercise.

(i)            This Option may be exercised for a fraction of a share of Series B Convertible Preferred Stock; provided however that, to the extent that this Option becomes exercisable for shares of Common Stock, it may not be exercised for a fraction of a share of Common Stock.

(ii)           In the event of Optionee’s death, Disability (as defined in paragraph 5(b) below), Retirement (as defined in paragraph 5(b) below), or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii)          In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b)           Method of Exercise.

(i)            This Option shall be exercisable by delivering to the Company a written notice of exercise (in the form attached as Exhibit A or in any other form of notice approved by the Plan Administrator) which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii)           As a condition to the exercise of this Option and as further set forth in Section 7 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii)          The Company is not obligated, and will have no liability for failure, to issue or deliver or repurchase any Shares upon exercise of the Option unless such issuance or delivery or repurchase would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board, or other Applicable Laws.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4.             Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a)           cash or check; or

(b)           if the Company is then permitting exercise of Options through a same-day sale/cashless brokered exercise program, delivery of a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to execute such instructions, in such form and manner as the Company may from time to time require.

5.             Termination of Relationship; Vesting Acceleration on Certain Events.  Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5.  To the extent that Optionee is not vested in the Shares as of the Termination Date, the Option shall terminate as to unvested Shares as of the Termination Date.  If Optionee does not exercise this Option as to vested Shares prior to the Expiration Date of the Option as set forth in the Notice, the Option shall terminate in its entirety.  In no event, may the Option be exercised as to any Shares after the Expiration Date of the Option as set forth in the Notice.

(a)           Termination—General.  In the event of termination of Optionee’s Continuous Service Status other than as provided in paragraphs 5(b)—(f) below, Optionee may, to the extent he or she is otherwise vested in the Optioned Stock at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set forth in the Notice.

(b)           Termination as a Result of Death or Disability.  Except as otherwise set forth in paragraph 5(e) below, in the event of termination of Optionee’s Continuous Service Status as a result of his or her death or Disability (as defined below), the vesting of the Option shall accelerate in full, and become fully vested and exercisable, as of such Termination Date.  “Disability” means (i) if the Company maintains a long-term disability plan for which you are eligible (whether or not you have elected to participate), disability as defined in such plan, (ii) if you are not eligible to participate in a long-term disability plan, but are a party to an employment agreement that contains a definition of disability, the definition contained in such agreement, or (iii) if neither (i) nor (ii) applies, a total and permanent disability as defined in Section 22(e)(3) of the Code.

(c)           Termination as a Result of Retirement.  Except as otherwise set forth in paragraph 5(e) below, in the event of termination of Optionee’s Continuous Service Status as a result of his or her Retirement (as defined below), the vesting of the Option shall accelerate such that Optionee shall be vested in and able to exercise the Option as of the Termination Date as to that number of Shares subject to the Option that equals the product of (a) the total number of Shares subject to the Option times (b) a ratio the numerator of which is the total number of months of Continuous Service from the date the Option was granted to the end of the month in which the Termination Date occurs and the denominator of which is the total number of months in the vesting schedule as set forth in the Notice of Grant.  “Retirement” means a termination of employment after you have attained the age (and length of service, if required) at which you are eligible for normal or early retirement under any tax-qualified retirement plan for which you are eligible (whether or not you have elected to participate), or under the Company’s retirement policies applicable to senior management of the Company.

(d)           Change of Control Acceleration.  Subject to the Plan, and in addition to any acceleration of vesting and exercisability provided therein, in the event of a Change of Control which closes on a date on which the Optionee remains in Continuous Service Status and irrespective of whether outstanding Options under the Plan are being assumed, substituted or terminated in connection with the Change of Control, the vesting of this Option will accelerate such that Optionee will become vested in and able to exercise one hundred percent (100%) of the Shares that would then otherwise have been unvested and unexercisable, effective as of immediately prior to consummation of the Change of Control.

(e)           Other Termination Events.  Notwithstanding anything to the contrary contained in this Option Agreement, the Option will terminate upon the occurrence of the circumstances set forth in Section 13 of the Plan.

(f)            Involuntary Termination.  Except as set forth in paragraph 5(e), in the event of termination of Optionee’s Continuous Service Status as a result of Involuntary Termination (as defined in Section 2(t) of the Plan), the vesting and exercisability of the Option as set forth in the Notice of Grant will accelerate such that Optionee will become fully vested in and able to exercise all Shares that remain subject to the Option, effective as of immediately prior to the effective date of Optionee’s Involuntary Termination.

6.             Relation of Other Agreement(s) to Option. As an express condition to acceptance of this Option, you agree that the only vesting and exercisability provisions to govern the Option are as set forth in the Notice of Option Grant and Sections 3 and 5 of this Agreement and that you will not be entitled to any additional vesting or right to exercise under any employment, change of control or other agreement or arrangement, written or unwritten, to which you are a party with the Company. For the avoidance of doubt, your acceptance of pay or benefits under the Plan and/or this Agreement shall not cause you to lose any entitlement you might otherwise have, notwithstanding any provision in any change of control agreement to the contrary.

If you are, or subsequently become, party to a written employment or similar agreement or agreements with the Company (such agreement or agreements, which, for the avoidance of doubt, do not include any agreements entered into with affiliates or subsidiaries of the Company, the “Employment Agreement”), then this Agreement shall incorporate provisions from the Employment Agreement as set forth in paragraphs (a), (b) and (c) below.

(a)           If the Employment Agreement includes a definition of “termination for cause” or similar provision, the definition included in the Employment Agreement (including, if applicable, any notice or cure periods that may apply to such definition) shall supersede the definition of “Cause” contained in Section 2(d) of the Plan; and

(b)           If the Employment Agreement includes a definition of resignation for “good reason” or a similar provision, you will be considered to have satisfied the requirements of clause (ii) of Section 2(t) of the Plan if and only if your resignation meets the requirements of a resignation for good reason or a similar provision under the Employment Agreement; and

(c)           If the Employment Agreement limits your right to solicit the Company’s customers, employees, or suppliers and/or to compete with the Company, you will be deemed to have violated the provisions of paragraph 5(e) of this Agreement and Section 13(a) of the Plan if and only if you have violated the terms of the Employment Agreement (provided, however, that the foregoing will not have the effect of extending the period of time during which the Award is subject to forfeiture beyond six (6) months after termination of Continuous Service Status, as specified in Section 13(a) of the Plan).

7.             Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

8.             Tax Consequences.  Below is a brief summary as of the date of this Option of certain of the United States federal tax consequences of exercise of this nonstatutory stock Option and disposition of the Shares under the laws in effect as of the Date of Grant.  THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.  There may be a regular federal (and state) income tax liability upon you exercise of the Option. You will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  If you are an Employee, the Company will be required to withhold from your compensation or collect from you and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.  If Shares issued upon exercise of a this Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  You are obligated as a condition of exercise of this Option to satisfy any applicable withholding obligations that apply thereto.

9.             Effect of Agreement.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the Option.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.  The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

10.           Governing Law.  The laws of the State of New Jersey, without giving effect to principles of conflicts of law, will apply to the Plan, to the Option and the Option Agreement (including the Notice of Grant).  The Company agrees, and Optionee agrees as a condition to acceptance of the Option, to submit to the jurisdiction of the courts located in the jurisdiction in which the Optionee provides, or most recently provided, his or her primary services to the Company.

                11.           Provisions Applicable to Non-US Persons.   This Section 11 shall apply to you if you are resident in and/or subject to the laws of a country other than the United States at the time of grant of this Option and during the period in which you hold this Option or the Shares issued pursuant thereto:

(a)           Data Protection.  You understand that the Company and is Subsidiaries will be processing personal data and sensitive personal data in connection with your employment and this Option (the terms “processing,” “personal data” and “sensitive personal data” have the meanings prescribed by the Data Protection Act 1988).  You also understand that the Company and its Subsidiaries may, if such disclosure or transmission is in the Company’s or its

Subsidiary’s view required for proper conduct of its or their business, transmit this information to the United States of America, to European Union member states, or to other locations, as well as to the providers of benefits or administration services to the Company or its Subsidiaries, or to its employees, and you agree to the processing, disclosure and transmission of such information.

(b)           Employment Matters.  This award of this Option does not form part of your entitlement to remuneration or benefits in terms of your employment with your employer.  Your terms and conditions of employment are not affected or changed in any way by this Option or by the terms of the Plan or this Award Agreement.

(c)           Tax Matters.

(i)            Applicable if you are not a US person (including as to UK persons):  You hereby agree to indemnify and keep indemnified Foster Wheeler Ltd. and any Subsidiary from and against any liability for, or obligation to pay, income tax and employer’s and/or employee’s national insurance or social security contributions arising on the grant of the Option, vesting of the Shares or the exercise of the Option.

(ii)           Applicable if you are a UK person:  Where any obligation to pay income tax or employee’s national insurance contributions or social security contributions (any such obligation or contribution, a “Tax Liability”) arises, the Company or any Subsidiary may recover from you an amount of money sufficient to meet the Tax Liability by any of the following arrangements:  (A) deduction from salary or other payments due to you; or (B) withholding the issue to you of that number of Shares (otherwise to be acquired by you on exercise of the Option) whose aggregate market value on the date of exercise is, so far as possible, equal to but neither less than nor more than the amount of Tax Liability.

                12.           Representations.  As a condition to your receipt of this Option, you represent and warrant the following:  You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept this Option.  You are acquiring the Option and the Shares subject thereto for investment only for your own account, and not with a view, or for resale in connection with, any “distribution” thereof under Applicable Law.  You understand that neither Option nor the Shares have been registered in all state jurisdictions within the United States, and that the exemption(s) from registration relied upon may depend upon your investment intent as set forth above.  You further understand that prior to any resale by you of the Shares acquired upon exercise of this Option without registration of such resale in relevant state jurisdictions, the Company may require you to furnish the Company with an opinion of counsel acceptable to the Company that you may sell or transfer such Shares pursuant to an available exemption under Applicable Law.  You understand that the Company is under no obligation to assist you in this process by registering the Shares in any jurisdiction or by ensuring that an exemption from registration is available.  You further agree that as a condition to exercise of this Option, the Company may require you to furnish contemporaneously dated representations similar to those set forth in this Section 12.